Exhibit 10.10

WESCO HOLDINGS, INC.

EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

GRANT NOTICE

Unless otherwise defined herein, the terms defined in the Equity Incentive Plan of Wesco Holdings, Inc. (the “Plan”) shall have the same defined meanings in this Stock Option Agreement, which includes the terms in this Grant Notice (the “Grant Notice”), Appendix A attached hereto, and Appendix B attached hereto (collectively, the “Agreement”).

You have been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Name of Optionee:

Total Number of Shares

Subject to the Option:

Exercise Price per Share:                                                                                                                                                                $

Total Exercise Price on Grant Date:                                                                                                         $

Grant Date:

Type of Option:                                                                    Incentive Stock Option

Final Expiration Date:

Vesting Schedule:	This Option will vest and become exercisable in accordance with the vesting schedule set forth in Appendix A, depending on the classification of the Option as follows:

	Time Options:	[ ] Shares Subject to the Option

	Performance Options:	[ ] Shares Subject to the Option

Your signature below indicates your agreement and understanding that this Option is subject to all of the terms and conditions contained in the Agreement (including this Grant Notice, Appendix A and Appendix B to the Agreement, and the Plan).  ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A AND APPENDIX B, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THIS OPTION.

WESCO HOLDINGS, INC.		OPTIONEE

By
	Name:	[ ]
Title:

APPENDIX A TO STOCK OPTION AGREEMENT

ARTICLE I.
GRANT OF OPTION

Section 1.1             Grant of Option.  The Company hereby grants to the Optionee the Option to purchase any part or all of an aggregate of the Shares set forth in the Grant Notice pursuant to which this Appendix is attached, upon the terms and conditions set forth in the Plan and this Agreement (including the Grant Notice, this Appendix, and Appendix B).  The Optionee hereby agrees that except as required by law, he or she will not disclose to any Person other than the Optionee’s spouse and/or tax or financial advisor (if any) the grant of the Option or any of the terms or provisions hereof without the prior approval of the Administrator, and the Optionee agrees that, in the discretion of the Administrator, the Option shall terminate and any unexercised portion of such Option (whether or not then exercisable) shall be forfeited if the Optionee violates the non-disclosure provisions of this Section 1.1.

Section 1.2             Option Subject to Plan.  The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article V and Article VIII thereof.

Section 1.3             Option Price.  The Exercise Price of the Shares covered by the Option shall be the Exercise Price per Share as set forth in the Grant Notice (without commission or other charge).

Section 1.4             Special Tax Consequences.  The Optionee acknowledges that, to the extent that the aggregate Fair Market Value of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code), including the Option, are exercisable for the first time by the Optionee during any calendar year (under the Plan and under all other plans permitting the issuance of Incentive Stock Options, as such plans are sponsored by the Company, any Subsidiary, or any parent corporation thereof (within the meaning of Section 422 of the Code)) exceeds $100,000, such Options shall be treated as not qualifying under Section 422 of the Code but rather shall be taxed as Non-Qualified Stock Options.  The Optionee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking all options into account in the order in which they were granted.  For purposes of these rules, the Fair Market Value of Common Stock shall be determined as of the time the option with respect to such Common Stock is granted.

ARTICLE II.
VESTING SCHEDULE; EXERCISABILITY

Section 2.1             Vesting and Exercisability of Time Options.

(a)           Vesting.  Except as provided below, the Time Options shall become vested and exercisable, so long as the Optionee remains continuously a Service Provider from the date hereof through each applicable date set forth below, as follows:

(i)            [    ]% of the Time Options shall become vested and exercisable on [                  ];

(ii)           [    ]% of the Time Options shall become vested and exercisable on [                  ];

(iii)          [    ]% of the Time Options shall become vested and exercisable on [                  ];

(iv)          [    ]% of the Time Options shall become vested and exercisable on [                  ]; and

(v)           [    ]% of the Time Options shall become vested and exercisable on [                  ].

(b)           Liquidity Event Vesting.  All Time Options shall become fully vested and exercisable immediately prior to the effective date of the first Liquidity Event.

Section 2.2             Vesting and Exercisability of Performance Options.

(a)           Performance Based Vesting.  Subject to the provisions set forth below, the Performance Options shall vest and become exercisable as follows:  [    ]% of the Performance Options shall vest and become exercisable on the last day of each Fiscal Year [      ] through [      ] (each, an “Applicable Year”) if, in each case, on such date (or within 120 days thereafter), the Administrator determines that the following conditions are met (such vesting, the “Yearly Performance Based Vesting”):

(i)            If EBITDA for the Applicable Year equals or exceeds the EBITDA Target for the Applicable Year, then one-half of such installment (consisting of [    ]% of the Performance Options) shall become vested and exercisable (“EBITDA Vesting”); and

(ii)           If the Cash Flow for the Applicable Year equals or exceeds the Cash Flow Target for such Applicable Year, then the remaining one-half of such installment (consisting of [    ]% of the Performance Options) shall become vested and exercisable (“Cash Flow Vesting”).

(b)           Catch-up Vesting.  Except as provided below, the Performance Options which would otherwise fail to become vested and exercisable in accordance with Section 2.2(a) shall be eligible for vesting in accordance with this Section 2.2(b).

(i)            If EBITDA for the Applicable Year is less than the EBITDA Target through the end of such Applicable Year but at least 90% of the EBITDA Target through the end of such Applicable Year (the “EBITDA Missed Year”), that portion of the Performance Options that was subject to EBITDA Vesting with respect to the EBITDA Missed Year shall become exercisable on the last day of the Fiscal Year following the EBITDA Missed Year (the “EBITDA Cumulative Catch Up Year”) if, on such date (or within 120 days thereafter), the Administrator determines that in the EBITDA Cumulative Catch Up Year: (A) EBITDA equals or exceeds the EBITDA Target for the EBITDA Cumulative Catch Up Year; and (B) the Cumulative EBITDA equals or exceeds the Cumulative EBITDA Target for the EBITDA Cumulative Catch Up Year.

(ii)           If the Cash Flow for the Applicable Year is less than the Cash Flow Target through the end of such Applicable Year but at least 90% of the Cash Flow Target through the end of such Applicable Year (the “Cash Flow Missed Year”), that portion of the Performance Options that was subject to Cash Flow Vesting with respect to the Cash Flow Missed Year shall become exercisable on the last day of the Fiscal Year following the Cash Flow Missed Year (the “Cash Flow Cumulative Catch Up Year”) if, on such date (or within 120 days thereafter), the Administrator determines that in the Cash Flow Cumulative Catch Up Year: (A) Cash Flow equals or exceeds the Cash Flow Target for the Cash Flow Cumulative Catch Up Year; and (B) the Cumulative Cash Flow equals or exceeds the Cumulative Cash Flow Target for the Cash Flow Cumulative Catch Up Year.

(iii)          Notwithstanding anything to the contrary in this Section 2.2(b), in no event shall more than [    ]% of the Performance Options vest and become exercisable with respect to any Applicable Year as a result of this Section 2.2(b).

(c)           Liquidity Event Vesting.  Upon the occurrence of the first Liquidity Event, the following shall, immediately prior to the effective date of such Liquidity Event, automatically become vested and exercisable in full:  the Performance Options that have not yet, as of such Liquidity Event, become eligible for Yearly Performance Based Vesting, if and only if the Cumulative EBITDA and Cumulative Cash Flow for the Fiscal Year in which the Liquidity Event occurs (which Cumulative EBITDA and Cumulative Cash Flow shall not be reduced by any expenses that the Administrator reasonably determines are directly related to the Liquidity Event, including without limitation any investment banking fees payable as a result of the Liquidity Event) equals or exceeds the Cumulative EBITDA Target and Cumulative Cash Flow Target (reduced on a pro-rata basis with respect to the portion of the Cumulative EBITDA Target and Cumulative Cash Flow Target attributable to the portion of the Fiscal Year remaining after the Liquidity Event occurs if the Liquidity Event occurs on a date other than the last day of such Fiscal Year) for the Fiscal Year in which such Liquidity Event occurs.

(d)           Discretionary Vesting.  The Administrator in its sole discretion may accelerate the vesting of any portion of the Option, including any portion of the Performance Options that does not otherwise vest pursuant to this Section 2.2.

Section 2.3             Administrator Determination of Targets.  The Administrator shall make the determination as to whether the respective EBITDA Targets, Cumulative EBITDA Targets, Cash Flow and Cumulative Cash Flow Targets, have been met, and shall determine the extent, if any, to which the Option has become exercisable, on any such date as the Committee in its sole discretion shall determine; provided, however, that with respect to each Fiscal Year such date shall not be later than the 120th day following the end of such Fiscal Year.

Section 2.4             No Vesting of Options.  Notwithstanding anything to the contrary in this Agreement, any portion of the Option that has not become vested pursuant to Sections 2.1 or 2.2 on or prior to the date of the Optionee’s termination of service as a Service Provider shall be forfeited and shall not thereafter become vested or exercisable; provided, however, that any portion of the Option that was scheduled to vest or may vest under a catch-up vesting provision based on the achievement of performance goals at the end of the fiscal year prior to the year of such termination of service as a Service Provider (the “Final Performance Options”) shall remain outstanding if the Administrator has not determined whether the performance goals have been achieved for the fiscal year in question, unless the Optionee is terminated for Cause, until the date that the Administrator determines whether such performance goals have been achieved for the fiscal year in question; provided, further, that the Final Performance Options shall in no event become vested and exercisable unless it is determined by the Administrator that such performance goals were actually achieved for the fiscal year in question (a “Final Performance Goal Determination”).  The Final Performance Options that do not become vested and exercisable shall be forfeited on the date of the Final Performance Goal Determination and the Final Performance Options that become vested and exercisable shall remain exercisable as provided in Section 2.6.

Section 2.5             Exercisability of the Option.   The Optionee shall not have the right to exercise the Option until the date the applicable portion of the Option becomes vested pursuant to Sections 2.1, 2.2, or 2.4.  The date that the applicable portion of the Option becomes exercisable is referred to herein as the “Exercise Commencement Date.”  Subject to Section 8.1 of the Plan, following the Exercise Commencement Date, the applicable portion of the Option shall remain exercisable until it becomes unexercisable under Section 2.6.  Once the Option becomes unexercisable, it shall be forfeited immediately.

Section 2.6             Expiration of Option.

(a)           The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i)            The Final Expiration Date;

(ii)           Except for such longer period of time as the Administrator may otherwise approve, in the event of a termination of the Optionee’s service as a Service Provider for any reason other than Cause, death or Disability, the later of (i) thirty (30) days following the date of the Optionee’s termination of service as a Service Provider for any reason other than Cause, death or Disability, or (ii) with respect to any Final Performance Options, thirty (30) days following the Final Performance Goal Determination, in which case such Final Performance Options may become Non-Qualified Stock Options;

(iii)          Except as the Administrator may otherwise approve, the date of the Optionee’s termination of service as a Service Provider for Cause; or

(iv)          Except for such longer period of time as the Administrator may otherwise approve, twelve (12) months following the Optionee’s termination of service as a Service Provider by reason of the Optionee’s death or Disability.

(b)           The Company may exercise its Repurchase Right (as defined in Section 2.9) regardless of whether the Optionee continues to have a right to exercise the Options under this Section 2.6.

(c)           For the purposes of the Plan and this Agreement, the date of the Optionee’s termination of service as a Service Provider shall be the last day of the Optionee’s service to the Company as a Service Provider, as determined by the Administrator, whether such day is selected by agreement with the Optionee or unilaterally by the Company or its Subsidiary and whether with or without advance notice.  For the avoidance of doubt, no period of notice that is given or that ought to have been given to the Optionee under applicable law in respect of such termination of service as a Service Provider will be utilized in determining entitlement under the Plan, the Stockholders Agreement or this Agreement.  Any action by the Company or its Subsidiary taken in accordance with the terms of the Plan and this Agreement as set out aforesaid shall be deemed to fully and completely satisfy any liability or obligation of the Company or its Subsidiary to the Optionee in respect of the Plan or this Agreement arising from or in connection with the Optionee’s termination of service as a Service Provider, including in respect of any period of notice given or that ought to have been given under applicable law in respect of such termination of service as a Service Provider.

Section 2.7             Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable.

Section 2.8             Exercise of Option.  The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article V of the Plan.

Section 2.9             Repurchase Right.

(a)           Upon the Optionee’s termination of service as a Service Provider, the Company shall have the right and option to repurchase (the “Repurchase Right”) all or any portion of the Shares received by the Optionee upon exercise of the Option, which Shares were held by the Optionee or any Permitted Transferee at the time of the Optionee’s termination of service as a Service Provider, at the Repurchase Price specified below for a period beginning on the date of the Optionee’s termination of service as a Service Provider and ending on the later of (i) seven (7) months following the date on which the Option is no longer exercisable pursuant to Section 2.6 and (ii) seven (7) months following the date of the Optionee’s termination of service as a Service Provider (the “Repurchase Period”).

(b)           The per Share purchase price of the Shares subject to the Repurchase Right (the “Repurchase Price”) shall be:

(i)            With respect to the repurchase of Shares in connection with the Optionee’s termination of service as a Service Provider for Cause, the Repurchase Price shall be the lesser of the Exercise Price or the Fair Market Value of such Shares on the date that the Company elects to effect its Repurchase Right in accordance with Section 2.9(c).

(ii)           With respect to the repurchase of Shares in connection with the Optionee’s termination of service as a Service Provider for any reason other than for Cause, including voluntary departures, death, Disability or termination without Cause, the Repurchase Price shall be the Fair Market Value of such Shares on the date the Company elects to effect its Repurchase Right in accordance with Section 2.9(c).

(iii)          Notwithstanding the foregoing, if the Company exercises its Repurchase Right with respect to an Optionee who holds Common Stock (including the Shares received by the Optionee upon exercise of the Option, or any other shares) with an aggregate Fair Market Value of at least $250,000 (before giving effect to the Repurchase Right), the Company may, in its sole discretion, pay the Repurchase Price in three (3) equal installments commencing on the date that the Repurchase Right is effected and payable annually thereafter.  Any payment of the Repurchase Price made pursuant to this Section 2.9(b)(iii) shall be made pursuant to a promissory note with a term not in excess of two years and accruing interest at the prime rate advertised in the Wall Street Journal on the date the Repurchase Right is effected, compounded annually.  Notwithstanding anything herein to the contrary, no payment shall be made under this Section 2.9(b), or under any promissory note issued by the Company pursuant to this Section 2.9(b)(iii), that would cause the Company to violate any law, or any rights or preference of preferred stockholders of the Company, any banking agreement or loan or other financial covenant or cause default of any senior indebtedness of the Company, regardless of when such agreement, covenant or indebtedness was created, incurred or assumed.  Any payment under this Section 2.9(b) that would cause such violation or default shall result in an extension of the Repurchase Period set forth in Section 2.9(a), in the sole discretion of the Board, until such payment shall no longer cause any such violation or default and at which time the Repurchase Right may be exercised.  The Repurchase Right shall terminate upon the closing of the Company’s initial public offering or upon consummation of a Corporate Event, in either case as a result of which shares of the Company (or successor entity) of the same class as the Shares are registered under Section 12 of the Exchange Act.

(c)           The Company shall effect the Repurchase Right (if so elected) by delivering or mailing to the Optionee (and/or, if applicable, any Permitted Transferees) written notice within the Repurchase Period, specifying a date within such Repurchase Period on which the Repurchase Right shall be effected and the number of Shares as to which the Repurchase Right is being exercised.  Upon such notification, the Optionee and any Permitted Transferees shall promptly surrender to the Company any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company, free and clear of any liens or encumbrances.  Subject to Section 2.9(b)(iii)

above, upon the Company’s receipt of the certificates from the Optionee or any Permitted Transferees, the Company shall deliver to him, her or them a check for the Repurchase Price of the Shares being purchased, provided, however, that the Company may pay the Repurchase Price for such Shares by offsetting and canceling any indebtedness then owed by the Optionee to the Company or any Affiliate.  The Repurchase Right specified herein shall survive and remain in effect as to the Shares received by the Optionee upon exercise of the Option following any Corporate Event, except as provided in Section 2.9(b)(iii).

Section 2.10           Manner of Exercise; Tax Withholding.

(a)           Unless determined otherwise by the Administrator, as a condition to the exercise of the Option, the Optionee shall (i) notify the Company at least thirty (30) days prior to exercise and no earlier than ninety days prior to exercise that the Optionee intends to exercise, and (ii) concurrently with the exercise of the Option, execute the Stockholders Agreement, unless the Optionee has already executed the Stockholders Agreement.  This Section 2.10(a) shall not apply if the Shares underlying the Option are registered on Form S-8.

(b)           To the extent permitted by law or the applicable listing rules, if any, the Optionee may pay for the Shares with respect to which such Option or portion of such Option is exercised through (i) payment in cash; (ii) with the consent of the Administrator, the delivery of Shares which are owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the exercised portion of the Option; (iii) with the consent of the Administrator, through the surrender of Shares then issuable upon exercise of the Option having a Fair Market Value on the date of the exercise of the Option equal to the aggregate Exercise Price of the exercised portion of the Option; or (iv) with the consent of the Administrator, delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale.

(c)           The Optionee shall make appropriate arrangements for the payment to the Company (or its Subsidiary, as applicable) of all amounts which the Company (or its Subsidiary, as applicable) is required to withhold under applicable law in connection with the exercise of the Option.  With the consent of the Administrator and subject to any applicable legal conditions or restrictions, the Company shall, upon the Optionee’s request, withhold from the Shares otherwise issuable to the Optionee upon the exercise of the Option or any portion thereof a number of whole Shares having a Fair Market Value, determined as of the date of exercise, not in excess of the minimum of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting).  Any adverse consequences to the Optionee arising in connection with the Share withholding procedure set forth in the preceding sentence shall be the sole responsibility of the Optionee.

ARTICLE III.
OTHER PROVISIONS

Section 3.1             Optionee Representation; Not a Contract of Service.  The Optionee hereby represents that the Optionee’s execution of this Agreement and participation in the Plan is voluntary and that the Optionee has in no way been induced to enter into this Agreement in exchange for or as a requirement of the expectation of service with the Company or any of its Subsidiaries.  Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue as a Service Provider or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause except pursuant to an employment or consulting agreement executed by and between the Company and the Optionee and approved by the Board.

Section 3.2             Notification of Disposition.  To the extent the transfer of Shares is permitted under the Plan, this Agreement and the Stockholders Agreement, the Optionee shall give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the date hereof with respect to such Shares or (b) within one (1) year after the date the Optionee acquired such Shares hereunder.  Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Optionee in such disposition or other transfer.

Section 3.3             Shares Subject to Plan and Stockholders Agreement; Restrictions on the Transfer of Options and Common Stock.  The Optionee acknowledges that this Option and any Shares acquired upon exercise of the Option are subject to the terms of the Plan and the Stockholders Agreement including, without limitation, the restrictions set forth in Sections 5.6 and 5.7 of the Plan.

Section 3.4             Adjustments in EBITDA and Cash Flow Targets.  The EBITDA Targets (including the Cumulative EBITDA Targets) and the Cash Flow Targets (including the Cumulative Cash Flow Targets) specified in Appendix B (collectively the “Financial Targets”) are based upon (i) certain revenue and expense assumptions about the future business of the Company, (ii) a management model prepared by the Company for the projected financial performance of the Company, which incorporates the desired internal rate of return on the investment by the Principal Stockholders in debt and equity securities or instruments of the Company and its Subsidiaries, and (iii) the continued application of accounting policies used by the Company as of the date the Option is granted.  Accordingly, in the event that, after such date, the Administrator determines, in its sole discretion, that any acquisition or disposition of any business by the Company, any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, any unusual or nonrecurring transactions or events affecting the Company, or the financial statements of the Company, or change in applicable laws, regulations, or changes in generally accepted accounting principles applicable to, or the accounting policies used by, the Company occurs such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Option, then the Administrator shall in good faith and in such manner as it may deem equitable, adjust the Financial Targets to reflect the projected effect of such transaction(s) or event(s) on the Financial Targets.

Section 3.5             Construction.  This Agreement shall be administered, interpreted and enforced under the laws of the state of Delaware.

Section 3.6             Conformity to Securities Laws.  The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3.  Notwithstanding anything herein to the contrary, the Plan, the Stockholders Agreement and this Agreement shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 3.7             Stockholder Approval.

(a)           Except as otherwise provided in subsection (b) below, in the event that it shall be determined that any right to receive the Option, payment or other benefit under this Agreement (including, without limitation, the acceleration of the vesting and/or exercisability of the Option and taking into account the effect of this Section) to or for the benefit of the Optionee (the “Payments”), would not be deductible, in whole or part when aggregated with any other right, payment or benefit to or for the Optionee under all other agreements or benefit plans of the Company, by the Company or the Person making such payment or distribution or providing such right or benefit as a result of Section 280G of the Code, then, to the extent necessary to make the Payments deductible to the maximum extent possible (but only to such extent and after taking into account any reduction in the Payments relating to Section 280G of the Code under any other plan, arrangement or agreement), the Option held by the Optionee or any other right, payment or benefit under this Agreement shall not become exercisable, vested or paid.  For purposes of determining whether any of the Payments would not be deductible as a result of Section 280G of the Code and the amount of such disallowed deduction, all Payments will be treated as “parachute payments” within the meaning of Section 280G of the Code, and all “parachute payments” in excess of the “base amount” (as defined under Section 280G(b)(3) of the Code) shall be treated as nondeductible, unless and except to the extent that in the opinion of a nationally recognized accounting firm selected by the Company (the “Accountants”), such Payments (in whole or in part) either do not constitute “parachute payments,” including by reason of Section 280G(b)(4) of the Code, or are otherwise not subject to disallowance as a deduction.  All determinations required to be made under this subsection (a), including whether and which of the Payments are required to be reduced, the amount of such reduction and the assumptions to be utilized in arriving at such determination, shall be made by the Accountants, provided that such determinations shall be based upon “substantial authority” within the meaning of Section 6662 of the Code.

(b)           Notwithstanding any other provision of this Agreement, the provisions of subsection (a) above shall not apply to reduce the Payments if the Payments that would otherwise be nondeductible under Section 280G of the Code are disclosed to and approved by the Company’s stockholders in accordance with Section 280G(b)(5)(B) of the Code and the 280G Regulations.

(c)           The Company shall use its commercially reasonable best efforts to prepare and deliver to its stockholders the disclosure required by Section 280G(b)(5)(B) of the Code with respect to the Payments and to obtain the approval of the Company’s stockholders pursuant to subsection (b) above.

Section 3.8             Amendment, Suspension and Termination.  The Option may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as provided by Section 8.1 of the Plan, neither the amendment, modification, suspension nor termination of this Agreement (including the Grant Notice) shall, without the consent of the Optionee, materially alter or impair any rights or obligations under the Option.

ARTICLE IV.
DEFINITIONS

Whenever the following terms are used in this Agreement (including the Grant Notice), they shall have the meaning specified below unless the context clearly indicates to the contrary.  Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan.  The singular pronoun shall include the plural, where the context so indicates.

Section 4.1             280G Regulations.  “280G Regulations” means the regulation codified at 26 C.F.R. § 1.280G-1.

Section 4.2             Cash Flow; Cumulative Cash Flow.  “Cash Flow” for a given Fiscal Year shall mean (i) net cash provided by the operating activities of the Company and its subsidiaries in such Fiscal Year less (ii) the net cash used in the investing activities of the Company and its subsidiaries in such Fiscal Year, in each case of clause (i) and (ii), as reflected on the Company’s audited consolidated financial statements for such Fiscal Year.  “Cumulative Cash Flow” as of a given date shall mean the total Cash Flow from and after [                    ] through such date.

Section 4.3             Cash Flow Target; Cumulative Cash Flow Target.  “Cash Flow Target” and “Cumulative Cash Flow Target” for any given year shall be as set forth in Appendix B of this Agreement, subject to the provisions of Section 3.4.

Section 4.4             Company.  “Company” shall mean Wesco Holdings, Inc., a Delaware corporation.

Section 4.5             EBITDA.  “EBITDA” for a given Fiscal Year shall mean consolidated earnings of the Company and its consolidated subsidiaries before interest, taxes, depreciation, amortization, stock-option based and other equity-based compensation expenses, management, transaction and similar fees paid to the Principal Stockholders or their Affiliates, as reflected on the Company’s audited consolidated financial statements for such Fiscal Year, but adjusting for certain extraordinary and non-recurring items as determined by the Administrator.   “Cumulative EBITDA” as of a given date shall mean the total EBITDA from and after [                    ] through such date.

Section 4.6             EBITDA Target.  “EBITDA Target” and “Cumulative EBITDA Target” for any given year shall be as set forth in Appendix B of this Agreement, subject to the provisions of Section 3.4.

Section 4.7             Effective Date.  “Effective Date” shall mean September 29, 2006.

Section 4.8             Exercise Price.  “Exercise Price” shall mean the per Share price set forth in the Grant Notice.

Section 4.9             Fiscal Year.  “Fiscal Year” shall mean the fiscal year of the Company, as in effect from time to time.

Section 4.10           Final Expiration Date.  “Final Expiration Date” shall mean the date set forth in the Grant Notice.

Section 4.11           Grant Date.  “Grant Date” shall be the date set forth in the Grant Notice.

Section 4.12           Grant Notice.  “Grant Notice” shall mean the Grant Notice referred to in Section 1.1 of this Agreement, which Grant Notice is for all purposes a part of the Agreement.

Section 4.13           Liquidity Event.  “Liquidity Event” shall mean either (a) the consummation of the sale, transfer, conveyance or other disposition in one or a series of transactions, of the equity securities of the Company or its successor held, directly or indirectly, by all of the Principal Stockholders in exchange for cash, or in the case of any transaction resulting in the exchange for consideration other than cash (“non-cash consideration”) the receipt of cash upon the disposition of such non-cash consideration, such that immediately following such transaction or disposition (or series of related transactions or dispositions), the total number of all equity securities held, directly or indirectly, by all of the Principal Stockholders and any Affiliate of any Principal Stockholders is, in the aggregate, less than 30% of the total number of equity securities (as such securities may be adjusted for the occurrence of a corporate event) held, directly or indirectly, by all of the Principal Stockholders and any Affiliate of any Principal Stockholders as of the Effective Date; or (b) the consummation of the sale, lease, transfer, conveyance or other disposition (other than by way of merger, equity purchase or consolidation), in one or a series of transactions, of all or substantially all of the assets of the Company, or the Company and its subsidiaries taken as a whole, to any “person ” (as such term is defined in Section 13(d)(3) of the Exchange Act) other than to any Principal Stockholders or an Affiliate of any Principal Stockholders.

Section 4.14 Performance Options.  “Performance Option(s)” shall mean the portion of the Option designated as Performance Options in the Grant Notice.

Section 4.15           Permitted Transferee.  “Permitted Transferee” shall have the meaning given such term under the Stockholders Agreement.

Section 4.16           Option.  “Option” shall mean the option to purchase Common Stock granted under this Agreement.

Section 4.17           Optionee.  “Optionee” shall be the Person designated as such in the Grant Notice.

Section 4.18           Plan.  “Plan” shall mean the Equity Incentive Plan of Wesco Holdings, Inc.

Section 4.19           Time Options.  “Time Options” shall mean the portion of the Option designated as Time Options in the Grant Notice.

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APPENDIX B TO STOCK OPTION AGREEMENT

EBITDA AND CASH FLOW TARGETS

(US$ Millions)

As of the end of the fiscal year

Performance Measure	2007	2008	2009	2010	2011

EBITDA Target

Cumulative EBITDA Target

Annual Cash Flow Target

Cumulative Cash Flow Target